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Exhibit 10.24

OPEN-END MORTGAGE DEED
AND SECURITY AGREEMENT

        THIS OPEN-END MORTGAGE DEED AND SECURITY AGREEMENT made as of the 17th day of December, 2002 (this "Mortgage"), by GRIFFIN CENTER DEVELOPMENT IV, LLC, a Connecticut limited liability company having an address at 204 West Newberry Road, Bloomfield, Connecticut 06002 ("Mortgagor"), in favor of WEBSTER BANK, a federal savings bank chartered under the laws of the United States of America having its principal place of business at 145 Bank Street, Waterbury, Connecticut 06702 ("Mortgagee").

W I T N E S S E T H:

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby give, grant, bargain, sell, assign and confirm unto Mortgagee, its successors and assigns, the following:

THE MORTGAGED PROPERTY

        (A)  The land described in Schedule A attached hereto, incorporated herein and made a part hereof (the "Land"), and located in the Town of Windsor, Connecticut, and all trees, shrubbery, crops and other plantings now or hereafter grown on the Land;

        (B)  TOGETHER WITH (1) all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (collectively, the "Buildings"), (2) all right, title and interest of Mortgagor, of whatever character (whether as owner, chattel lessee or otherwise, whether vested or contingent and whether now owned or hereafter acquired), in and to all building materials, supplies and other property now or hereafter stored at or delivered to the Land or any other location for installation in any of the Buildings, and all fixtures, fittings, machinery, appliances, equipment, apparatus, furnishings and personal property of every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with the Land or any of the Buildings, or in connection with the operation thereof or any construction or other work now or hereafter conducted thereon (all of the property described in this clause (2) being hereinafter collectively referred to as the "Equipment") (the Buildings and the Equipment being hereinafter collectively referred to as the "Improvements"), and (3) all right, title and interest of Mortgagor, of whatever character (whether as owner, chattel lessee or otherwise, whether vested or contingent and whether now owned or hereafter acquired), any and all plans, specifications, drawings, books, records and similar items relating to the Land or the Improvements, the operation thereof, any rights thereto or any interest therein;

        (C)  TOGETHER WITH all proceeds, products, extensions, additions, improvements, renewals, substitutions, replacements, accessions, and accretions of and to all or any part of the property described in paragraphs (A) and (B) hereof or any other property encumbered by this Mortgage;

        (D)  TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) all streets, roads and public places (whether open or proposed) adjoining or otherwise providing access to the Land, (2) the land lying in the bed of such streets, roads and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land adjoining or used or intended to be used in connection with all or any part of the property described in paragraphs (A), (B) and (C) hereof;

        (E)  TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to all easements, rights-of-way and rights of use or passage (whether public or private), estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, sewer, water, air, mineral, oil, gas and subsurface rights), privileges, claims, franchises, licenses, profits, rents, royalties, tenements, hereditaments, reversions, remainders and appurtenances of every nature whatsoever in any way now or hereafter belonging, relating or appertaining to all or any part of the property described in paragraphs (A), (B), (C) and (D) hereof;

        (F)  TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and interest thereon (collectively, "Compensation"), now or hereafter made or payable in connection with any casualty or other damage to all or any part of the property described in paragraphs (A), (B), (C), (D) and (E) hereof, or in connection with any condemnation proceedings affecting any such property or any taking under power of eminent domain (or any conveyance in lieu of or under threat of any such taking) of any such property or any rights thereto or any interest therein, including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of such property, (2) any and all proceeds of any sales, assignments or other dispositions of any such property or any rights thereto or any interest therein, (3) any and all proceeds of any other conversion (whether voluntary or involuntary) of any such property into cash or any liquidated claim, (4) any and all refunds of insurance premiums, taxes, assessments, water charges, sewer rents or other impositions in respect of any such property, and (5) all accounts, accounts receivable, option rights, contract rights, general intangibles, permits, licenses, approvals, bonuses, actions and rights in action arising from or relating to any such property (including, without limitation, all rights to insurance proceeds and unearned insurance premiums and all rights of Mortgagor in and to all contracts relating to management, maintenance and security of any such property);

        (G)  TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to all rents, royalties, issues, profits, revenues, income, proceeds, products and other benefits of and from all or any part of the property described in paragraphs (A), (B), (C), (D) and (E) hereof or any business conducted thereon byMortgagor, whether now or hereafter payable or accruing (including, without limitation, any and all monetary sums paid or payable from time to time by any and all tenants, licensees, invitees, guests, customers, occupants or other users of any such property or business), and all right of Mortgagor to collect and receive the same; provided, however, that permission is hereby given to Mortgagor, so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, to collect and use such rents, royalties, issues, profits, revenues, income and other benefits as they become due and payable, but not in advance thereof, which permission shall terminate immediately upon the occurrence of, and during the continuance of, any Event of Default;

        (H)  TOGETHER WITH (1) all right, title and interest of Mortgagor (whether as seller, purchaser or otherwise) in and to any and all agreements for purchase and sale or any other transfer of all or any part of the property described in paragraphs (A), (B), (C), (D) and (E) hereof, together with any and all down payments, earnest money deposits and other sums paid or payable or deposited in connection therewith, and (2) all right, title and interest of Mortgagor (whether as lessor, lessee or otherwise) in and to any and all leases, subleases, use, occupancy or similar agreements (collectively, "leases") now or hereafter affecting all or any part of the property described in paragraphs (A), (B), (C), (D) and (E) hereof, together with any and all guaranties thereof and security therefor (including, without limitation, any and all right, title and interest of Mortgagor in and to property of any tenant or other person under any such lease or under any other arrangement entered into in connection with any such lease, and any and all cash, security deposits, advance rentals and deposits or payments of a similar nature under any such lease or other arrangement) and together with all money payable thereunder or in connection therewith (including, without limitation, any and all cancellation or termination payments), subject, however, to the conditional permission given to Mortgagor to collect and use the rents, income and other benefits arising under any such lease as provided above;

        (I)  TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any and all further or greater estate, right, title, interest, claim and demand of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto;

        (J)  TOGETHER WITH all contracts and agreements, licenses, permits and approvals, and warranties and representations, relating to the use, operation, management, construction, repair or service of the Mortgaged Property; and

        (K)  TOGETHER WITH all funds held by Mortgagee as tax or insurance escrow payments; and

        (L)  TOGETHER WITH all Proceeds relating to all or any portion of the foregoing collateral described in (A) through (K) above, whether such Proceeds take the form of Accounts, Inventory, Instruments (including Promissory Notes), Documents, Chattel Paper, Investment Property, Certificated Securities, Uncertificated Securities, Security Entitlements, General Intangibles, Payment Intangibles, Software, Deposit Accounts, Letter of Credit Rights, Equipment, Farm Products or Fixtures, or otherwise, and all Supporting Obligations relating to any of the forgoing (as each of those capitalized terms is defined in the Connecticut Uniform Commercial Code ("UCC") all in connection with or with respect to the Premises or the Property (as defined below) or arising or constituting Proceeds thereof); and

        (M) TOGETHER WITH all insurance proceeds relating to all or any portion of the foregoing collateral described in (A) through (L) above, all proceeds received from the sale, exchange, collection or other disposition of any of the foregoing collateral described in (A) through (L) above, and all awards, damages, proceeds and refunds from any state, local, federal or other taking of, and all municipal tax abatements relating to, all or any portion of the collateral described in clauses (A) through (L) above.

        All of the property described in paragraphs (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K), (L) and (M) above, and each item of property therein described, is herein collectively referred to as the "Mortgaged Property."

        TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, to its and their own proper use.

        AND ALSO, Mortgagor, for itself and its successors and assigns, covenants with and warrants to Mortgagee, its successors and assigns, that, at and until the ensealing of these presents, Mortgagor is well seized of the Land, the Buildings and all other parts of the Mortgaged Property constituting real property as a good indefeasible estate in fee simple, that Mortgagor has good and absolute title to the Equipment and all other parts of the Mortgaged Property constituting personal property (except Equipment owned by any person, other than Mortgagor, leasing space in any of the Buildings and Equipment leased by any such tenant from any person other than Mortgagor, that Mortgagor has good right, full power and lawful authority, without the joinder or consent of any person, to give, grant, bargain, sell, assign and confirm the Mortgaged Property in manner and form as written above, and that the Mortgaged Property is free and clear of all claims, demands, liens, security interests, charges, encumbrances and exceptions to title whatsoever (except as set forth in Schedule B attached hereto, incorporated herein and made a part hereof);

        AND FURTHERMORE, Mortgagor does by these presents bind itself and its successors and assigns forever to WARRANT AND DEFEND the Mortgaged Property to Mortgagee, its successors and assigns, against all claims, demands, liens, security interests, charges, encumbrances and exceptions to title (except as set forth in Schedule B).

  THE CONDITION OF THIS DEED IS SUCH THAT:

        WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/DOLLARS ($9,750,000), as evidenced by Mortgagor's Promissory Note of even date herewith in said principal amount, a copy of which is attached hereto as Exhibit A, the terms and provisions thereof being incorporated herein by reference and made a part of this Mortgage to the same extent as though set forth in full herein (such Promissory Note, as presently constituted and as it may hereafter be amended, extended, renewed or consolidated, together with any and all notes that may hereafter be given in substitution therefor, being hereinafter referred to as the "Note"), bearing interest and payable as set forth in the Note, said indebtedness maturing on January 1, 2013, all as more particularly set forth in the Note; and

        WHEREAS, Mortgagor further covenants and agrees as follows:

ARTICLE ONE—COVENANTS OF MORTGAGOR

        1.01    Performance of Obligations.    Mortgagor shall cause to be performed, observed and complied with all provisions of this Mortgage, of the Note and of every other instrument now or hereafter evidencing or securing all or any part of the indebtedness evidenced by the Note or otherwise governing the responsibilities of Mortgagor in connection with such indebtedness or the Mortgaged Property, and Mortgagor shall promptly pay to Mortgagee when due all principal, interest and other sums required to be paid by Mortgagor under the Note, this Mortgage or any such other instrument (the principal amount of the Note outstanding from time to time, all accrued interest thereon and all other obligations and indebtedness described in this Mortgage being herein collectively referred to as the "Indebtedness"; the Note, this Mortgage and all such other instruments being herein collectively referred to as the "Loan Documents").

        1.02    General Representations, Covenants and Warranties.    Mortgagor warrants, represents and covenants that: (a) Mortgagor is a duly organized and validly existing limited liability company organized under the laws of the State of Connecticut and is duly qualified to do business in the State of Connecticut; (b) Mortgagor has duly obtained all licenses, permits, approvals and authorizations, and has duly completed all filings, required for the conduct of its business; (c) all due action has been taken to make and constitute the Loan Documents, and the Loan Documents do constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject to the effect of bankruptcy and other laws affecting the rights of creditors generally; (d) there are no provisions in any indenture, contract, agreement or other document affecting Mortgagor, or to which Mortgagor is a party or by which Mortgagor or its properties are bound, which prohibit or limit the execution of any of the Loan Documents, or the performance and observance by Mortgagor of any of the covenants, agreements, conditions or other provisions of any of the Loan Documents, and such actions by Mortgagor will not violate any law, ordinance, rule, regulation, order, judgment, injunction or decree presently in effect or the adoption of which is known to Mortgagor to be presently under consideration; (e) Mortgagor is now able to meet its debts as they mature, the fair market value of its assets exceeds its liabilities and no bankruptcy or insolvency cases or proceedings are pending, or to the knowledge of Mortgagor contemplated, by or against Mortgagor; (f) all reports, statements and other data furnished to Mortgagee by Mortgagor or any members of Mortgagor are true, correct and complete in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading; (g) there are no actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting Mortgagor or the Mortgaged Property in any court or before any governmental authority, nor is Mortgagor in default with respect to any order of any court or governmental authority; (h) all costs incurred prior to the date hereof in connection with any construction of, in or on any Improvements or in connection with the purchase of any Equipment have been paid; (i) the Land has frontage on, and direct access for ingress and egress to, a publicly dedicated street or highway; (j) electric, gas, septic, water and telephone facilities and any other necessary utilities presently are available in sufficient capacity to service the Mortgaged Property satisfactorily until the Indebtedness shall have been paid in full, and any easements necessary to the furnishing of such utility service to the Mortgaged Property have been obtained and duly recorded; and (k) Mortgagor has not received any notice of default, or any notice of the existence of any state of facts which, with notice or the passage of time, or both, would constitute a default, under any instrument evidencing or securing any indebtedness of Mortgagor.

        1.03    Compliance with Laws.

        (a)  Mortgagor warrants and represents that, to the best of Mortgagor's knowledge, the Mortgaged Property and the use thereof presently comply with all applicable agreements and restrictive covenants and with all applicable laws, ordinances, rules, regulations, orders, judgments, injunctions and decrees (including, without limitation, all zoning and subdivision ordinances and building codes and all health and environmental laws and regulations), and all licenses, permits, approvals and authorizations required in connection therewith have been duly obtained and are in effect. Mortgagor shall cause the Mortgaged Property and the use thereof to comply with all such agreements, covenants, laws, ordinances, rules, regulations, orders, judgments, injunctions and decrees (whether now or hereafter in effect), and all licenses, permits, approvals and authorizations hereafter required in connection therewith shall be obtained. To the extent compliance relates to the use of the Mortgaged Property by any tenant, Mortgagor shall use all commercially reasonable efforts to cause such tenant to comply.

        (b)  Mortgagor warrants and represents that, to the best of its knowledge, and except as expressly disclosed in writing in any environmental reports relevant to the Mortgaged Property received by Mortgagee prior to the date hereof, (i) neither the Mortgaged Property nor any other property now or previously owned by Mortgagor is under investigation with respect to, or is or has been in violation of, any Environmental Law (as hereinafter defined), (ii) no proceedings have been commenced against, nor notice received by, Mortgagor concerning any alleged violation of any Environmental Law, (iii) neither the Mortgaged Property nor any such other property has been the subject of any threatened, proposed or actual cleanup or other protective or remedial action relating to any Hazardous Substances (as hereinafter defined), whether pursuant to any Environmental Law or otherwise, and (iv) there are no Hazardous Substances in, on, under or about the Mortgaged Property, no release, discharge, spillage, seepage or filtration of any Hazardous Substances is occurring or has occurred in, on, under, about or from the Mortgaged Property, and the Mortgaged Property is not being used and has not been used for any generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substances in, on, under, about or from the Mortgaged Property. Mortgagor shall not permit or suffer the generation, treatment, storage, handling, transportation, use, disposal, release, discharge, spillage, seepage or filtration of any Hazardous Substances, in, on, under, about or from all or any part of the Mortgaged Property. For purposes of this Mortgage, (A) the term "Environmental Law" shall mean and refer to any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution, Hazardous Substances or environmental protection (including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, Chapters 445 and 446k of the Connecticut General Statutes, all amendments and supplements to any of the foregoing and all regulations issued pursuant thereto), and (B) the term "Hazardous Substances" shall mean and refer to any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the manufacture, use, maintenance or handling of which is restricted, prohibited or penalized by any Environmental Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        1.04    Discharge of Liens.    If any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due and payable) shall be filed or otherwise imposed upon or against all or any part of the Mortgaged Property which may under applicable law gain priority over the interests of Mortgagee created by this Mortgage, then Mortgagor shall, within sixty (60) days after being given notice of the filing thereof or otherwise becoming aware of the imposition thereof, cause such lien to be vacated or discharged of record by payment, deposit, bond, final order of a court of competent jurisdiction or otherwise. If Mortgagee is named as a party in any litigation relating to any such lien, Mortgagor shall at its expense defend the rights of Mortgagee granted herein and, upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person designated by Mortgagee, the amount of all reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees) incurred by Mortgagee in connection therewith.

        1.05    Taxes Affecting Mortgaged Property.

        (a)  Mortgagor shall pay or cause to be paid, on or before the last day when they may be paid without interest or penalty, all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances (including, without limitation, water and sewer rents and charges, charges for setting or repairing meters and charges for other utilities), general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind whatsoever, now or hereafter imposed, levied or assessed upon or against all or any part of the Mortgaged Property, the use, occupancy or possession thereof, this Mortgage, the Indebtedness or the interest of Mortgagee in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges levied and imposed upon or against Mortgagor or in respect of all or any part of the Mortgaged Property, and any and all interest, costs and penalties on or with respect to any of the foregoing (collectively, the "Impositions"); provided, however, that Mortgagor may in good faith, by appropriate proceedings diligently conducted (including, without limitation, payment of the asserted Imposition under protest if such payment must be made in order to contest such Imposition), contest the validity, applicability or amount of any asserted Imposition, and such contest shall not constitute a default under this paragraph if, on or before the due date of such asserted Imposition, Mortgagor shall establish an escrow acceptable to Mortgagee in an amount estimated by Mortgagee to be adequate to cover the payment of such Imposition and all interest, costs and penalties thereon (the "Tax Escrow"). If such escrow is insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, and all interest, costs and penalties thereon, Mortgagor shall pay such deficiency no later than the date such judgment becomes final. Upon request by Mortgagee, Mortgagor shall exhibit to Mortgagee original receipts or other satisfactory proof of payment of the then most recently paid Impositions. Mortgagee may require the establishment of a Tax Escrow in the case of the occurrence and continuance of an Event of Default.

        (b)  Mortgagor shall not claim, demand or be entitled to receive any credit on account of the Indebtedness for any Impositions. No deduction shall be claimed from the taxable value of all or any part of the Mortgaged Property by reason of the Indebtedness, any of the Loan Documents or the interest of Mortgagee in the Mortgaged Property.

        1.06    Taxes Affecting Mortgagee's Interest.    Mortgagor shall pay when due any and all mortgage recording, intangible property and documentary stamp taxes, all similar taxes, and all filing, registration and recording fees, which are now or hereafter may become payable in connection with the Indebtedness, this Mortgage or any of the other Loan Documents. Mortgagor shall pay when due any and all transfer and conveyance taxes which are now or hereafter may become payable in connection with the Indebtedness, this Mortgage or any of the other Loan Documents, or in connection with any foreclosure of this Mortgage, any other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Indebtedness or any other enforcement of Mortgagee's rights with respect thereto.

        1.07    Insurance.

        (a)  Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of Mortgagor and Mortgagee, for so long as this Mortgage shall remain in effect, insurance policies (including renewals thereof as herein provided) in such amounts as Mortgagee may reasonably require, insuring the Mortgaged Property against all insurable hazards, casualties and contingencies (including, without limitation, loss of rentals or business interruption for not more than one (1) year, as Mortgagee may require, and shall pay promptly when due any and all premiums on such insurance policies. All such policies shall be issued by a company or companies reasonably acceptable to Mortgagee. All such policies shall be in form acceptable to Mortgagee, and shall contain such provisions and endorsements as Mortgagee may require. Without limiting the generality of the foregoing, each such policy shall contain a noncontributory standard mortgagee endorsement making all losses payable to Mortgagee, shall provide that no act or omission of Mortgagor shall invalidate such policy as against Mortgagee, and shall provide that such policy shall not be canceled, terminated or materially altered without at least thirty (30) days' prior written notice to Mortgagee. All such policies shall be delivered to and held by Mortgagee. At least fifteen (15) days prior to the expiration date of each such policy, a renewal thereof satisfactory to Mortgagee shall be delivered to Mortgagee. Within fifteen (15) days after the effective date of each such policy and each such renewal, Mortgagor shall deliver to Mortgagee a satisfactory receipt evidencing the payment of all premiums on such insurance policy or renewal, prepaid for a period of at least six (6) months. In the event of any foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Indebtedness, all right, title and interest of Mortgagor in and to all such insurance policies then in force shall pass to the purchaser or Mortgagee. Mortgagee's acceptance or approval of any insurer shall not be construed as a representation or warranty of the solvency of such insurer, and Mortgagee's acceptance or approval of any insurance coverage shall not be construed as a representation or warranty of the sufficiency of such coverage.

        (b)  Mortgagor shall give immediate written notice to Mortgagee of any loss covered by any insurance policy on the Mortgaged Property, and Mortgagee may make proof of loss with respect thereto if not made promptly by Mortgagor. Mortgagee is hereby irrevocably authorized and appointed the agent and attorney-in-fact of Mortgagor, at Mortgagee's option but with notice to Mortgagor, to adjust or compromise any such loss and to collect and receive the proceeds from any such policy in respect of any such loss, which appointment shall be deemed to be coupled with an interest. Each insurance company issuing any such policy is hereby irrevocably authorized and directed to make payment for any such loss (whether or not Mortgagee exercises its option to adjust or compromise such loss) directly to Mortgagee alone and not to Mortgagor and Mortgagee jointly. Mortgagor shall immediately pay over to Mortgagee any such payments received directly from any insurance company. Mortgagee is hereby irrevocably authorized and appointed the agent and attorney-in-fact of Mortgagor to endorse Mortgagor's name on any instrument in payment of such proceeds, which appointment shall be deemed to be coupled with an interest. Such insurance proceeds received by Mortgagee shall not be commingled with the general funds of Mortgagee, and shall be deposited by Mortgagee in an interest bearing account. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the adjustment or compromise of such loss or in the collection or handling of such funds (including, without limitation, attorneys' fees), Mortgagee may apply the net proceeds, in such manner as Mortgagee may determine, either toward restoring the Mortgaged Property or to the reduction of the Indebtedness, whether then matured or to mature in the future. Alternatively, at the option of Mortgagee, Mortgagee may pay over to Mortgagor all or any part of such net proceeds for the purpose of repairing the Improvements, building new Improvements in their place, or for any other purpose or object satisfactory to Mortgagee, without affecting the lien of this Mortgage as security for the full Indebtedness secured hereby before such payment to Mortgagor took place. Notwithstanding any such loss, Mortgagor shall continue to pay interest, at the applicable rate and at the times provided in the Note, on the entire outstanding principal amount of the Indebtedness. Although Mortgagee intends to use reasonable efforts to collect such proceeds in a timely fashion, Mortgagee shall not be responsible for any failure to collect any proceeds due under the terms of any policy, regardless of the cause of such failure.

        (c)  Mortgagor shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Mortgagor and Mortgagee, for so long as this Mortgage shall remain in effect, liability insurance policies (including renewals thereof) relating to the Mortgaged Property, in such amounts, with such companies and in such form as Mortgagee may reasonably require and which are usual and customary for properties similar to the Mortgaged Property. Mortgagee may require such policies to contain an endorsement, in form reasonably satisfactory to Mortgagee, naming Mortgagee as an additional insured thereunder. Mortgagor shall pay promptly when due any and all premiums on such insurance policies and, promptly thereafter, shall deliver to Mortgagee satisfactory evidence of such payment.

        (d)  If the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a "special flood hazard area" or as having specific flood hazards, Mortgagor shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Mortgagor and Mortgagee, for so long as this Mortgage shall remain in effect, flood insurance policies (including renewals thereof) which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, with such companies and in such form as Mortgagee may require. Mortgagee may require such policies to contain an endorsement, in form satisfactory to Mortgagee, naming Mortgagee as an additional insured thereunder. Mortgagor shall pay promptly when due any and all premiums on such insurance policies and, promptly thereafter, shall deliver to Mortgagee satisfactory evidence of such payment.

        (e)  Mortgagor shall not carry any additional or separate insurance concurrent in form or contributing in the event of loss with any insurance required to be maintained hereunder, or in excess of the amounts required hereunder, unless such insurance shall comply with the provisions of this Section 1.07 (including, without limitation, the loss payable provisions herein set forth). Mortgagor immediately shall notify Mortgagee if any such additional, separate or excess insurance shall be carried and shall deliver to Mortgagee duplicate originals of all policies of such insurance (including all renewals thereof).

        (f)    Notwithstanding the foregoing, Mortgagee, after deducting its expenses as provided above, shall, if requested by Mortgagor, make the net proceeds received by Mortgagee available for restoring or repairing the Improvements, building new Improvements in their place, or for any other purpose or object requested by Mortgagor and satisfactory to Mortgagee, all in accordance with terms, conditions and procedures customarily followed by prudent institutional lenders in making construction loans in similar amounts and such other terms, conditions and procedures as Mortgagee may require to assure the proper application of such proceeds and the continuing performance by Mortgagor of its obligations hereunder, provided (i) no Event of Default shall then exist and no state of facts shall then exist which, with notice or the passage of time, or both, would constitute an Event of Default if not cured or corrected, (ii) Mortgagee shall be reasonably satisfied that such net proceeds, together with any additional funds made available for such purpose by Mortgagor and deposited with Mortgagee shall be sufficient to restore or repair the Improvements, build new Improvements, or for such other purpose, as the case may be, in accordance with plans and specifications approved by Mortgagee, free and clear of all liens except the lien of this Mortgage and any other liens expressly permitted hereunder, (iii) Mortgagee shall be satisfied that such restoration can be completed within any applicable time limitation imposed by law or agreement, and (iv) Mortgagee shall be satisfied that, after such application and restoration or rebuilding (taking into account the status of leasing of the Mortgaged Property and any restrictions imposed by law or agreement on such restoration or rebuilding or on the use of the Mortgaged Property after such restoration or rebuilding), the remaining Mortgaged Property shall constitute adequate security for the Indebtedness.

        1.08    Condemnation.

        (a)  Mortgagee shall be entitled to all compensation, awards, damages, claims, rights of action, proceeds, payment and other relief (collectively, "compensation") of, or on account of, any damage or taking of all or any part of the Mortgaged Property in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such compensation for change of grade of streets or any other injury to or decrease in the value of the Mortgaged Property. All such compensation, and the right thereto, is hereby assigned to Mortgagee and included in the Mortgaged Property. Mortgagor shall promptly execute such further assignments of any such compensation as Mortgagee may require, and Mortgagor shall take all steps to assure that such compensation shall be paid to Mortgagee alone, and not to Mortgagor and Mortgagee jointly, and that such compensation at all times shall be free and clear of any liens, charges or encumbrances of any kind whatsoever. Mortgagee is hereby irrevocably authorized and appointed the agent and attorney-in-fact of Mortgagor to endorse Mortgagor's name on any instrument in payment of such compensation, which appointment shall be deemed to be coupled with an interest.

        (b)  Mortgagee is hereby irrevocably authorized and appointed the agent and attorney-in-fact of Mortgagor, at Mortgagee's option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to any condemnation or exercise of the power of eminent domain, to settle or compromise any claim in connection therewith and to collect and receive such compensation and give proper receipts therefor, which appointment shall be deemed to be coupled with an interest. Mortgagor from time to time shall promptly deliver to Mortgagee any and all instruments and authorizations which Mortgagee may request to enable Mortgagee to take any such action. Such compensation received by Mortgagee shall not be, nor be deemed to be, trust funds and may be commingled with the general funds of Mortgagee. No interest shall be payable in respect of any such compensation. After deducting from such compensation any expenses incurred by Mortgagee in connection therewith (including, without limitation, attorneys' fees), Mortgagee may release such net compensation to Mortgagor without affecting the lien of this Mortgage as security for the full Indebtedness secured hereby before such payment to Mortgagor took place (which release may be made subject to such terms and conditions as Mortgagee may impose), or Mortgagee may apply such net compensation, in such manner as Mortgagee may determine, to the reduction of the Indebtedness, whether then matured or to mature in the future. Any balance of such net compensation remaining after such application to the Indebtedness shall be paid to Mortgagor. Notwithstanding any such condemnation, Mortgagor shall continue to pay interest, at the applicable rate and at the times provided in the Note, on the entire outstanding principal amount of the Indebtedness. Although Mortgagee intends to use reasonable efforts to collect such compensation, in a timely fashion, Mortgagee shall not be responsible for any failure to collect such compensation, regardless of the cause of such failure.

        (c)  Notwithstanding the foregoing, Mortgagee, after deducting its expenses as provided above, shall, if requested by Mortgagor, without unreasonable delay, make the net proceeds received by Mortgagee available for restoring or repairing the Improvements, building new Improvements in their place, or for any other purpose or object requested by Mortgagor and satisfactory to Mortgagee, all in accordance with terms, conditions and procedures customarily followed by prudent institutional lenders in making construction loans in similar amounts and such other terms, conditions and procedures as Mortgagee may require to assure the proper application of such proceeds and the continuing performance by Mortgagor of its obligations hereunder, provided (i) no Event of Default shall then exist and no state of facts shall then exist which, with notice or the passage of time, or both, would constitute an Event of Default if not cured or corrected, (ii) Mortgagee shall be satisfied that such net proceeds, together with any additional funds made available for such purpose by Mortgagor and deposited with Mortgagee shall be sufficient to restore or repair the Improvements, build new Improvements, or for such other purpose, as the case may be, in accordance with plans and specifications approved by Mortgagee, free and clear of all liens except the lien of this Mortgage and any other liens expressly permitted hereunder, (iii) Mortgagee shall be satisfied that such restoration can be completed within any applicable time limitation imposed by law or agreement, and

(iv) Mortgagee shall be satisfied that, after such application and restoration or rebuilding (taking into account the status of leasing of the Mortgaged Property and any restrictions imposed by law or agreement on such restoration or rebuilding or on the use of the Mortgaged Property after such restoration or rebuilding), the remaining Mortgaged Property shall constitute adequate security for the Indebtedness.

        1.09    Care and Management of Mortgaged Property.

        (a)  Mortgagor shall preserve and maintain the Mortgaged Property in good, safe and tenantable condition and repair. Mortgagor shall not threaten, cause, permit or suffer (i) any abandonment, waste, impairment or deterioration of all or any part of the Mortgaged Property, (ii) the conduct of any nuisance in or on all or any part of the Mortgaged Property, or (iii) any action that will increase the risk of fire or other hazard to all or any part of the Mortgaged Property. Mortgagor shall pay when due all charges for utilities, whether public or private, serving or intended to serve all or any part of the Mortgaged Property.

        (b)  Upon notice to Mortgagee and without disturbing the tenant(s) of the Property Mortgagee may enter upon and inspect the Mortgaged Property at any reasonable time while this Mortgage is in effect.

        (c)  If all or any part of the Mortgaged Property shall be physically damaged or destroyed by fire or any other cause (including, without limitation, any condemnation), Mortgagor shall give immediate written notice thereof to Mortgagee and shall promptly commence and diligently pursue to completion the restoration or repair of the Mortgaged Property to the equivalent of its condition immediately prior to such damage or destruction (or, in the case of any condemnation, to such condition as shall be satisfactory to Mortgagee upon receipt by Mortgagor of insurance or condemnation proceeds from Mortgagee.

        (d)  No structural work required to be performed under this Section (other than routine maintenance and repairs or tenant improvements required under leases for the Mortgaged Property) shall be undertaken until plans and specifications therefor, prepared and signed by an architect or engineer satisfactory to Mortgagee and approved by all governmental authorities whose approval is required, have been submitted to and approved in writing by Mortgagee.

        (e)  No part of the Mortgaged Property shall be removed, demolished or materially altered, without the prior written consent of Mortgagee. Notwithstanding the foregoing, Mortgagor shall have the right, without the consent of Mortgagee, to remove and dispose of, free from the lien of this Mortgage, items of Equipment which shall have become worn out or obsolete; provided, however, that, either contemporaneously with or prior to such removal or disposition, any such item shall be replaced with another item or items of equal utility and of a value at least equal to that of the replaced item when first acquired, which item or items shall be owned by Mortgagor and shall be free from any security interest, ownership interest or other right or claim of any other person. By such removal and replacement, Mortgagor conclusively shall be deemed to have elected to subject said replacement item to the lien and security interest of this Mortgage.

        1.10    Use of Mortgaged Property.

        (a)  The Mortgaged Property shall be used as multi-tenant office buildings located within a corporate office park known as Griffin Center, Windsor, Connecticut.

        (b)  Mortgagor shall not cause, permit or suffer all or any part of the Mortgaged Property to be used by the public without restriction or in such manner as might tend to impair Mortgagor's right, title and interest in and to all or any part of the Mortgaged Property or in such manner as might make possible any claim of adverse usage or adverse possession by the public or of implied dedication of all or any part of the Mortgaged Property.

        (c)  If, at any time, the then-existing use or occupancy of all or any part of the Mortgaged Property shall, pursuant to any law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Mortgagor shall not cause, permit or suffer such use or occupancy to be discontinued without the prior written consent of Mortgagee.

        1.11    Leases.

        (a)  Mortgagor warrants and represents that (i) the schedule of leases set forth in the Assignment of Leases and Rents executed by Mortgagor and delivered to Mortgagee in connection with the transaction of which this Mortgage is a part is true, correct and complete, (ii) all leases described in said schedule are presently in effect, and (iii) to the best of Mortgagor's knowledge, no default exists under any such lease (other than any default disclosed in said schedule). Upon request of Mortgagee, Mortgagor shall provide Mortgagee with a current list of all leases then affecting the Mortgaged Property. Mortgagor shall keep, perform and observe its obligations as landlord under all leases now or hereafter affecting all or any part of the Mortgaged Property, and Mortgagor shall use reasonable efforts to require each tenant under any such lease to keep, perform and observe its obligations as tenant under such lease. Upon request by Mortgagee, Mortgagor shall promptly furnish to Mortgagee original or certified copies of all such leases and all amendments thereto.

        (b)  Mortgagor shall not, without the prior written consent of Mortgagee, accelerate the payment of rent or accept payment of rent more than one (1) month in advance, grant any reduction, deferral or abatement of rent payable under any such lease, grant any rights of termination or cancellation in favor of the tenant under any such lease, shorten the term of any such lease, or change the terms or renewal or extension provision under any such lease.

        (c)  The assignment contained in paragraph (H) of the section of this Mortgage entitled "The Mortgaged Property" shall not be deemed to impose upon Mortgagee any of the obligations, duties or liabilities of Mortgagor under or in respect of any lease (including, without limitation, any liability under any covenant of quiet enjoyment in the event that any tenant shall have been barred and foreclosed by any foreclosure of this Mortgage, or by any other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Indebtedness, of all right, title and interest in and to all or any part of the Mortgaged Property). Upon request by Mortgagee, Mortgagor from time to time shall specifically assign to Mortgagee as additional security for the Indebtedness, by a written instrument approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter affecting all or any part of the Mortgaged Property, together with all security therefor and all money payable thereunder, subject to the conditional permission given to Mortgagor to collect and use the rents, income and other benefits arising under any such lease as provided above. Mortgagor also shall execute and deliver to Mortgagee any notice, financing statement or other document required by Mortgagee to perfect the foregoing assignment as to any such lease. The provisions of this Section 1.12 shall be subject to the provisions of said paragraph (H).

        (d)  Mortgagor shall not enter into any new lease for the Property without the prior approval of such lease by Mortgagee, provided, however, that Mortgagee notify Mortgagor of it approval or disapproval within ten (10) days of such proposed lease being submitted to Mortgagee.

        1.13    Assignment of Rents.

        (a)  The assignment contained in paragraph (G) of the section of this Mortgage entitled "The Mortgaged Property" shall, to the extent permitted by law, constitute an absolute and present assignment of the rents, royalties, issues, profits, revenues, income and other benefits described in said paragraph, subject, however, to the conditional permission given to Mortgagor to collect and use the same as provided in said paragraph (it being understood and agreed that neither the existence nor exercise of such permission shall subordinate such assignment to any subsequent assignment by Mortgagor and that all such subsequent assignments shall be subject to the rights of Mortgagee under this Mortgage). Said assignment contained in paragraph (G) shall be fully operative without any further action by Mortgagor or Mortgagee, and Mortgagee is hereby irrevocably authorized and empowered, at its option upon the occurrence and during the continuance of an Event of Default, to collect and receive any and all such rents, royalties, issues, profits, revenues, income and other benefits, whether or not Mortgagee shall have taken, or at any time shall take, possession of the Land, the Buildings or any other part of the Mortgaged Property. Mortgagee is hereby irrevocably authorized, upon and during the continuance of an Event of Default, to notify all tenants, licensees, invitees, guests, customers, occupants or other users of all or any part of the Mortgaged Property of Mortgagee's rights under this Section and said paragraph (G).

        (b)  Mortgagor hereby grants to Mortgagee the right, at Mortgagee's option upon the occurrence and during the continuance of an Event of Default, to take all actions with respect to any and all such rents, royalties, issues, profits, revenues, income and other benefits as are contemplated by Section 3.03 below. Mortgagee is hereby irrevocably authorized and appointed the agent and attorney-in-fact of Mortgagor, at Mortgagee's option upon the occurrence of and during the continuance of an Event of Default, to demand, collect, receive and enforce payment of any and all such rents, royalties, issues, profits, revenues, income and other benefits, to give receipts, releases and satisfactions therefor and to apply such collections in the manner provided in Section 3.03, which appointment shall be deemed to be coupled with an interest. Such assignment, grant and appointment shall continue in effect until the Indebtedness shall have been paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant and appointment, whether or not foreclosure shall have been instituted. Neither the exercise by Mortgagee of any rights under this Section or said paragraph (G), nor the application of any such rents, royalties, issues, profits, revenues, income or other benefits to the Indebtedness, shall cure or waive any Event of Default or notice of any Event of Default or invalidate any act done pursuant to this Mortgage or any such notice, but shall be cumulative of all other rights and remedies.

        1.14    Reserve for Tenant Improvements and Commission Expenses.    Mortgagor shall maintain with Mortgagee (i) a reserve account to be used to fund tenant improvements and commission expenses associated with leases for the Property that are approved by Mortgagee (the "TI Reserve Account"), and (ii) a reserve account to be used to hold in escrow any lease termination payments received from tenants of the Property until such portion of the Property is re-leased in accordance with an Approved Lease (the "LTP Reserve Account"), both as more particularly defined in that certain Reserve Account Agreement entered into by Mortgagor and Mortgagee and dated of even date herewith (the "Reserve Account Agreement"). On or before January 1, 2003, and on the first day of each calendar month thereafter, Mortgagor shall deposit into the TI Reserve Account an amount equal to $16,666.67 (the "Monthly Deposit"), until such time as the balance of the Reserve Account reaches $500,000.00 (the "Aggregate Maximum Balance"), after which time Mortgagor shall be required to maintain the Aggregate Maximum Balance until the Loan is paid in full in accordance with the terms and conditions set forth below. Once the Aggregate Maximum Balance has been funded hereunder, if at any time thereafter during the term of the Loan the balance of the TI Reserve Account falls below the Aggregate Maximum Balance, Mortgagor shall be required to resume making Monthly Deposits until the TI Reserve Account balance is restored to the Aggregate Maximum Balance. Any lease termination payment received by or on behalf of Mortgagor shall be deposited into the LTP Reserve Account. No deposit into either the TI Reserve Account nor the LTP Reserve Account pursuant to this section shall be deemed or construed to be a payment on account of the Indebtedness. All funds deposited into the TI Reserve Account and the LTP Reserve Account from time to time, together with all interest earned on such funds as provided herein, are hereinafter referred to collectively as the "Reserve Account Funds". All Reserve Account Funds are hereby pledged to Mortgagee as additional collateral for the Loan and shall be released by Mortgagee upon Mortgagor's request in connection with tenant improvements and commission expenses associated with leases approved by Mortgagee, as defined below. Any Event of Default under the terms of the Reserve Account Agreement shall be considered an Event of Default by Grantor under this Mortgage. Reserve Account Funds shall be released to Mortgagor solely in accordance with the terms of the Reserve Account Agreement.

        1.15    Security Agreement.

        (a)  Mortgagor (as Debtor) hereby grants to Mortgagee (as Creditor and Secured Party) a security interest in all personal property and fixtures described in the section of this Mortgage entitled "The Mortgaged Property" and in any and all other personal property or fixtures now or hereafter constituting part of the Mortgaged Property. This Mortgage is a self-operative security agreement and fixture filing for the purpose of creating and perfecting a security interest in all such personal property and fixtures. In addition to all rights and remedies specified in this Mortgage, Mortgagee shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.

        (b)  It is hereby expressly declared and agreed that, to the extent permitted by law, all items of Equipment, all accessions, renewals, substitutions and replacements thereof and thereto and all other items included in the Mortgaged Property are, and at all times and for all purposes shall be deemed to be, part and parcel of the real property encumbered by this Mortgage and appropriated to the use of such real property, whether or not any such item is affixed or annexed to such real property and whether or not any such item is or shall be identified by serial number or otherwise referred to or reflected in any recital or list contained in this Mortgage or in any financing statement filed or recorded in connection herewith. Neither anything set forth in this Section nor the filing or recording of any such financing statement in the records for personal property security interests shall be construed as in any way derogating from or otherwise impairing the effectiveness of the aforesaid declaration. The mention in any such financing statement of any particular item included in the Mortgaged Property shall not be construed as in any way altering the rights of Mortgagee with respect thereto pursuant to this Mortgage or the priority of the lien of this Mortgage with respect thereto. Any and all such financing statements are intended to be for the protection of Mortgagee in the event that any court shall determine that the priority of the lien of this Mortgage with respect to any part of the Mortgaged Property requires the recording or filing of notice in the records for personal property security interests.

        1.16    After-Acquired Property.    To the extent permitted by law, the lien of this Mortgage shall automatically attach, without further act, to all right, title and interest of Mortgagor in and to any and all after acquired property of the character or type described in the section of this Mortgage entitled "The Mortgaged Property". Mortgagor shall promptly execute and deliver to Mortgagee such instruments as shall be requested by Mortgagee to confirm such lien. Mortgagor hereby irrevocably authorizes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor to execute all such instruments on behalf of Mortgagor, which appointment shall be deemed to be coupled with an interest.

        1.17    Further Assurances.    Upon request by Mortgagee, Mortgagor from time to time shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such times and in such offices and places as Mortgagee shall reasonably deem desirable, any and all such further mortgages, assignments, security agreements, financing statements, instruments of further assurance, certificates and such other documents as Mortgagee may consider necessary or reasonably desirable in order to effectuate, complete, perfect, continue or preserve the obligations of Mortgagor under the Loan Documents or the lien of this Mortgage upon all or any part of the Mortgaged Property. Upon failure by Mortgagor to do so, in addition to its other rights and remedies under this Mortgage, Mortgagee may make, execute, deliver, record, file, re-record or refile any and all such mortgages, assignments, security agreements, financing statements, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably authorizes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so, which appointment is deemed to be coupled with an interest.

        1.18    Loan to Value Ratio.    Mortgagor shall at all times maintain a loan to value ratio regarding the Mortgaged Property of not greater than eighty percent (80%), as determined by Mortgagee in its sole discretion.

        1.19    Debt Service Coverage Ratio.    Mortgagor shall at all times maintain a debt service coverage ratio of not less than 1.25, which debt service coverage shall be calculated by dividing the net operating income on an annual basis for the Mortgaged Property by the total debt service on an annual basis on the Mortgaged Property, as determined by Lender in its sole discretion

        1.20    Financial Reporting Requirements.

        (a)  Mortgagor shall keep and maintain at all times complete and accurate books of accounts and records reflecting the results of the operation of the Mortgaged Property. Mortgagor shall furnish to Mortgagee within ninety (90) days after the end of each fiscal year of Mortgagor, (i) an annual statement of financial condition for Mortgagor, sworn to be true and correct and in a form acceptable to Mortgagee, excluding footnotes, (ii) an annual operating statement for the Mortgaged Property, in a form acceptable to Mortgagee, provided, however, that Mortgagor shall furnish to Mortgagee monthly operating statements for the Mortgaged Property upon the request of Mortgagee, and (iii) an annual rent roll for the Mortgaged Property, in a form acceptable to Mortgagee.

        (b)  Upon request by Mortgagee, Mortgagor from time to time shall furnish to Mortgagee such interim financial statements and other information as Mortgagee may require. Mortgagee shall have the right, at all reasonable times, to inspect and copy Mortgagor's books and records, and the books and records of any manager retained by or on behalf of Mortgagor, with respect to the Mortgaged Property. Mortgagor shall take all action necessary to make such books and records available for such inspection and copying.

        1.21    Estoppel Certificates.    Upon request by Mortgagee, Mortgagor from time to time shall deliver to Mortgagee a written statement, duly acknowledged, setting forth the then outstanding principal of and interest on the Indebtedness, and stating whether or not any offsets or defenses exist against the Indebtedness and, if any offsets or defenses are claimed, identifying same in detail.

        1.22    Expenses and Indemnification.

        (a)  Mortgagor shall pay when due and payable, and upon request by Mortgagee shall reimburse Mortgagee for, all commercially reasonable appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract and search fees, title insurance fees and premiums, escrow fees, attorneys' fees, court costs, fees of inspecting architect(s) and engineer(s) and all other reasonable costs and expenses which have been incurred, or which hereafter may be incurred, by Mortgagee in connection with: (i) preparation, execution and recording of this Mortgage and the other Loan Documents; (ii) after the occurrence of any Event of Default, preparation for enforcement of this Mortgage or any of the other Loan Documents, whether or not any suit or other action actually shall be commenced or undertaken; (iii) enforcement of this Mortgage or any of the other Loan Documents after the occurrence of an Event of Default; (iv) court or administrative proceedings of any kind to which Mortgagee may be a party, whether as plaintiff, defendant or otherwise, by reason of the Indebtedness or any of the Loan Documents; (v) defending and upholding the lien of this Mortgage or otherwise defending or asserting any rights and claims of Mortgagee under this Mortgage and the other Loan Documents; (vi) preparation for, and actions taken in connection with, Mortgagee's taking possession of all or any part of the Mortgaged Property; (vii) negotiations with Mortgagor or any or its members, employees, agents, contractors, attorneys or other representatives in connection with the existence or cure of any Event of Default; (viii) any transfer or proposed transfer of the Mortgaged Property in lieu of foreclosure; and (ix) the approval or disapproval by Mortgagee of any action taken or proposed to be taken and required to be approved by Mortgagee under the terms of any of the Loan Documents.

        (b)  Mortgagor shall indemnify and hold harmless Mortgagee from and against, and reimburse Mortgagee for, any and all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) which may be imposed upon, asserted against, or incurred or paid by Mortgagee by reason of, on account of or in connection with (i) any bodily injury, death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever, (ii) any act performed or omitted to be performed by Mortgagor under any of the Loan Documents, or (iii) any transaction, suit, action or proceeding arising out of or in any way connected with the Mortgaged Property, any of the Loan Documents or the Indebtedness. Notwithstanding anything contained herein to the contrary, the foregoing indemnity and hold harmless shall not apply to any negligent or intentional acts or omissions of Mortgagee, its agents, employees, contractors or representatives.

        1.23    Mortgagee's Performance of Defaults.    If Mortgagor defaults in the payment of any Imposition or insurance premium, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, agreement, condition or provision of this Mortgage or any of the other Loan Documents and such default constitutes an Event of Default hereunder, Mortgagee, at its option after notice and after the expiration of any applicable notice and cure periods may pay, perform or observe the same. No such payment, performance or observance shall release Mortgagor from any obligations under any of the Loan Documents or constitute a waiver of any Event of Default or any rights or remedies of Mortgagee in connection therewith. Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person or persons that Mortgagee may designate, the amount of all such payments properly made by Mortgagee (whether such payments are regular or accelerated payments) and all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) incurred by Mortgagee in connection therewith, together with interest thereon at the Default Rate from the date paid or incurred by Mortgagee until the date so paid to, or as directed by, Mortgagee. Mortgagee is hereby irrevocably authorized and empowered to enter upon, and to authorize others to enter upon, the Mortgaged Property for the purpose of performing or observing any such defaulted covenant, agreement, condition or other provision, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

        1.24    Security for Advances.    All reasonable amounts properly advanced by Mortgagee pursuant to this Mortgage, all reasonable amounts otherwise advanced by Mortgagee to protect the security of this Mortgage and all reasonable costs, expenses and liabilities paid or incurred by Mortgagee and reimbursable or payable by Mortgagor pursuant to this Mortgage or any of the other Loan Documents, together with interest thereon as provided in this Mortgage or as otherwise provided by law, shall be deemed to be a part of the Indebtedness and shall be secured by this Mortgage to the extent permitted by law.

        1.25    Required Notices.

        (a)  Mortgagor shall promptly notify Mortgagee in writing of the occurrence of any of the following:

          (i)    receipt by Mortgagor of any notice from any governmental authority or instrumentality concerning (A) compliance or lack of compliance of all or any part of the Mortgaged Property, or any business or other activity conducted thereon, with any law, ordinance, rule, regulation, order, judgment, injunction or decree or with the conditions or other requirements of any license, permit, approval or authorization (including, without limitation, notice of any violation or alleged violation of any Environmental Law, or of any threatened, proposed or actual cleanup or other protective or remedial action relating to any Hazardous Substances, whether pursuant to any Environmental Law or otherwise), or (B) the status of, or need for, any license, permit, approval or authorization;

          (ii)  receipt by Mortgagor of any notice concerning compliance or lack of compliance of all or any part of the Mortgaged Property, or any business or other activity conducted thereon, with any agreement or restrictive covenant;

          (iii)  receipt by Mortgagor of any notice from any tenant leasing all or any part of the Mortgaged Property or from the holder of any lien or security interest encumbering all or any part of the Mortgaged Property concerning any default or any other material matter in respect of such lease, lien or security interest;

          (iv)  receipt by Mortgagor of any notice of any contemplated, threatened or pending condemnation or eminent domain proceeding relating to all or any part of the Mortgaged Property;

          (v)  receipt by Mortgagor of any notice concerning (A) any contemplated, threatened or pending cancellation of any insurance coverage on all or any part of the Mortgaged Property, (B) any refusal by any insurance company to provide or continue insurance coverage on all or any part of the Mortgaged Property, or (C) any increase in the cost of premiums for any insurance coverage on all or any part of the Mortgaged Property due to the condition thereof or due to any business or activity conducted therein or thereon, other than normal, customary annual premium increases;

          (vi)  receipt by Mortgagor of any notice concerning commencement of any judicial or administrative proceedings by, against, or otherwise having a material effect on Mortgagor or the Mortgaged Property;

          (vii) receipt by Mortgagor of any notice concerning commencement of any action for default under the terms of any loan by any creditor of Mortgagor;

          (viii)  any change in the name of Mortgagor or in the location of Mortgagor's principal place of business; or

          (ix)  any material change in the occupancy of the Buildings.

        (b)  Mortgagor also shall notify Mortgagee in writing upon receipt by Mortgagor of notice of any other occurrence requiring the giving of notice to Mortgagee pursuant to this Mortgage or any of the other Loan Documents. Each notice to Mortgagee pursuant to this Section 1.24 shall be accompanied by a true, correct and complete copy of any notice received by Mortgagor which is the subject of such notice to Mortgagee.

ARTICLE TWO—DEFAULTS

        2.01    Event of Default.    As used in this Mortgage, the term "Event of Default" shall mean and refer to any one or more of the following events (as used herein, the term Event of Default shall in each case mean after the expiration of any applicable notice and cure periods):

          (a)  Failure by Mortgagor, not cured within ten (10) days after written notice thereof to Mortgagor, to pay (i) any periodic installment of interest or principal, or both, after the due date thereof under the Note, (ii) the outstanding principal balance on the Note, together with interest accrued on such principal balance, at maturity of the Note, or (iii) any other sums to be paid by Mortgagor under this Mortgage or any of the other Loan Documents.

          (b)  Failure by Mortgagor to comply with its obligations under Section 1.04 ("Discharge of Liens") in accordance with the terms thereof which is not cured within sixty (60) days after written notice thereof to Mortgagor.

          (c)  Failure by Mortgagor to comply with its obligations under Section 1.07 ("Insurance") or Section 1.22 ("Required Notices") in accordance with the terms thereof which is not cured within thirty (30) days after written notice thereof to Mortgagor.

          (d)  Failure by Mortgagor to comply with any order or other notice of violation issued by any governmental authority or instrumentality claiming jurisdiction over the Mortgaged Property, within the time specified by such authority or instrumentality, or (if no such time is so specified)

  within thirty (30) days after the issuance of such order or notice; provided, however, that (if no such time is so specified) such failure shall not constitute an Event of Default until the expiration of ninety (90) days after the issuance of such order or notice, in the case of any such violation that is not susceptible to being cured within the aforesaid thirty (30) day period, provided (i) Mortgagor shall have commenced such cure within such thirty (30) day period and thereafter shall diligently continue its efforts in that regard until such violation shall have been fully cured, (ii) no hazardous condition shall continue or be created as a result of such failure, (iii) no part of the Mortgaged Property, or the interest therein of Mortgagor, Mortgagee or any tenant, would (in the judgment of Mortgagee) be in danger of being forfeited or lost as a result of such failure, (iv) such failure shall not result in any governmental authority or instrumentality threatening to carry out any work to cure such violation or threatening to establish or foreclose any lien against all or any part of the Mortgaged Property or the interest therein of Mortgagor, Mortgagee or any tenant, and (v) neither Mortgagee nor any officer, employee, agent, contractor, attorney or other representative of Mortgagee would (in the judgment of Mortgagee) be in danger of being subjected to any criminal or civil liability or penalty, or any charge of any kind, as a result of such failure.

          (e)  Failure by Mortgagor to duly keep, perform or observe any other covenant, agreement, condition or provision in this Mortgage or any of the other Loan Documents; provided, however, that such failure shall not constitute an Event of Default unless it shall not be cured within thirty (30) days after written notice thereof shall have been given to Mortgagor. Notwithstanding the foregoing, so long as Mortgagor shall commence to cure such failure within said thirty (30) day period, and shall thereafter diligently pursue such cure to completion, such failure shall not constitute an Event of Default unless it shall not be cured within one hundred twenty (120) days after the notice thereof was given to Mortgagor.

          (f)    If Mortgagor maintains or incurs other indebtedness or borrowed money, and any secondary or additional financing is secured by the Mortgaged Property, and Mortgagor failed to obtain prior written consent from Mortgagee.

          (g)  If any material inaccuracy shall exist in any of the financial statements, certificates or other information furnished or to be furnished by Mortgagor to Mortgagee pursuant to the provisions of this Mortgage, and such inaccuracy is not corrected to Mortgagee's satisfaction within thirty (30) days after written notice to Mortgagor.

          (h)  Breach of any material warranty or untruth of any material representation of Mortgagor contained in this Mortgage or any of the other Loan Documents, which breach is not corrected to Mortgagee's satisfaction within thirty (30) days after written notice to Mortgagor.

          (i)    If (i) a petition shall be filed against Mortgagor under any present or future law relating to bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or insolvency, and shall not be dismissed within ninety (90) days after such filing, (ii) Mortgagor (A) shall file a petition in voluntary bankruptcy or seeking relief under any provision of any such law, (B) shall make any general assignment for the benefit of creditors or admit in writing its inability, or fail, to pay its debts generally as they become due, or consent to the appointment of a receiver, master, custodian, liquidator or trustee of himself, or of all or any part of its property, (C) is or shall become "insolvent" (as hereinafter defined), or (D) is or shall be adjudicated a bankrupt or insolvent, (iii) any trustee, custodian, receiver, master or liquidator of Mortgagor shall be appointed by court order and such order shall remain in effect for more than ninety (90) days, or an order for relief shall be entered with respect to Mortgagor and not withdrawn within ninety (90) days, or (iv) any of the property of Mortgagor shall be sequestered by court order and such order shall remain in effect for more than thirty (30) days. For purposes of this paragraph, a person or entity shall be deemed to be insolvent if he or it is unable to pay its or its debts as they become due or if the fair market value of its assets does not exceed its aggregate liabilities.

          (j)    The entry by any court of last resort of a decision that an undertaking by Mortgagor pursuant to this Mortgage to pay taxes, assessments, levies, liabilities, obligations or encumbrances is legally inoperative or cannot be enforced, or in the event of the adoption of any law or procedure changing in any way the laws or procedures now in force for the taxation of mortgages or debts secured by mortgages so as to affect adversely the security of this Mortgage or to reduce the net income to Mortgagee in respect of the Indebtedness, unless (i) upon request by Mortgagee, Mortgagor promptly shall pay to Mortgagee or to the taxing authority (if so directed by Mortgagee), all taxes, charges and related costs for which Mortgagee may be liable as a result thereof, and (ii) such payment by Mortgagor shall (in Mortgagee's opinion) be permitted and shall not render the Note usurious.

          (k)  The occurrence of a default under any encumbrance now or hereafter affecting all or any part of the Mortgaged Property, and the continuation of such default beyond any applicable grace or cure period established in such encumbrance, or any other event permitting acceleration of the maturity of any indebtedness secured by any such encumbrance.

          (l)    Dissolution or termination of Mortgagor.

ARTICLE THREE—REMEDIES

        3.01    Acceleration of Maturity.    After the occurrence of any Event of Default, Mortgagee, at its option and without demand or notice, may declare the outstanding Indebtedness (or, at Mortgagee's option, any part thereof) to be due and payable immediately. Upon such declaration, the Indebtedness (or such part thereof) shall immediately become and be due and payable without demand or notice.

        3.02    Mortgagee's Power of Enforcement.    After the occurrence of any Event of Default, Mortgagee, at its option, may proceed by any appropriate action or proceeding to (a) enforce payment of the Indebtedness pursuant to the Loan Documents, (b) enforce performance of any term of this Mortgage or any of the other Loan Documents, (c) enforce any other rights of Mortgagee with respect to the Indebtedness or the Mortgaged Property, (d) foreclose this Mortgage and sell the Mortgaged Property, as an entirety or in separate lots or parcels, under the judgment or decree of any court of competent jurisdiction, (e) to the extent permitted by law, pursue the partial foreclosure of this Mortgage for any part of the Indebtedness then due and payable, subject to the continuing encumbrance of this Mortgage as security for the balance of the Indebtedness not then due, and (f) pursue any other right, power or remedy available to Mortgagee at law or in equity. Mortgagee may pursue any and all such actions or proceedings, at Mortgagee's option, either with or without entry or taking possession and whether or not the Indebtedness or any part thereof shall have been declared to be immediately due and payable or shall otherwise be due. Mortgagee may pursue any and all such actions or proceedings without prejudice to Mortgagee's right thereafter to foreclose this Mortgage or to bring any other action or proceeding to enforce Mortgagee's rights, powers and remedies with respect to the Indebtedness or the Mortgaged Property, whether or not the basis for any such subsequent action or proceeding shall be a default or Event of Default existing at the time such earlier action or proceeding was commenced.

        3.03    Appointment of Receiver.

        (a)  After the occurrence of any Event of Default, Mortgagee, to the extent permitted by law, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, royalties, issues, profits, revenues, income and other benefits of and from the Mortgaged Property and apply the same as the court may direct or otherwise as may be permitted by law. Without limiting the generality of the foregoing or any other provision of this Mortgage, Mortgagor agrees that the failure of Mortgagor to pay any Impositions (except to the extent permitted in connection with any contest pursuant to Section 1.05 of this Mortgage) or to maintain any insurance required with respect to the Mortgaged Property or to pay any premiums payable with respect to any such insurance shall constitute waste, justifying the appointment of a receiver. The receiver shall be entitled to hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof as would Mortgagee pursuant to paragraph 3.03(c) above and shall have all rights and powers permitted under the laws of the State of Connecticut and such other rights and powers as the court making such appointment shall confer. The receiver shall be liable to account only for rents, royalties, issues, profits, revenues, income and other benefits actually received by such receiver. Notwithstanding the appointment of any receiver or other custodian, Mortgagee, as pledgee or depository, shall be entitled to the possession and control of any cash, deposits or instruments held by Mortgagee at the time of such appointment or payable or deliverable to Mortgagee from time to time under the terms of this Mortgage or any of the other Loan Documents.

        (b)  Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, or to any such receiver, all reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees, receivers' fees and the fees of any manager retained by such receiver) incurred by Mortgagee or by such receiver in connection with the appointment of such receiver and the exercise of the rights and powers of such receiver, except to the extent such costs, expenses and liabilities shall or could have been paid out of collections from the Mortgaged Property as provided in paragraph 3.03(c) above, together with interest thereon at the Default Rate from the date incurred by Mortgagee or by such receiver until the date so paid to, or as directed by, Mortgagee or to such receiver.

        3.04    Leases.    Any foreclosure of this Mortgage and any other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Indebtedness may, at Mortgagee's option, be subject to the rights of any tenants of all or any part of the Mortgaged Property, and any failure to make any such tenants parties defendant to any foreclosure proceedings or to foreclose or otherwise terminate their rights will not be, nor be asserted by Mortgagor to be, a defense to any such foreclosure proceedings or to any proceedings seeking collection of all or any part of the Indebtedness, including, without limitation, any deficiency remaining unpaid after the completion of any such foreclosure, any sale in connection therewith or any other transfer in extinguishment of all or any part of the Indebtedness.

        3.05    Suits To Protect Mortgaged Property.    Mortgagee is hereby irrevocably authorized, at Mortgagee's option, to institute and maintain any and all suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property or the security of this Mortgage by any unlawful acts or omissions, (b) to prevent the occurrence or continuance of any violation of this Mortgage or any of the other Loan Documents, (c) to foreclose this Mortgage (after the occurrence of an Event of Default), (d) to preserve and protect its interest in the Mortgaged Property, and (e) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such legislation, enactment, rule or order might impair the Mortgaged Property or the security of this Mortgage or be prejudicial to Mortgagee's interests.

        3.06    Proofs of Claim.    In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceeding affecting Mortgagor, its creditors or its properties, Mortgagee, to the extent permitted by law, is hereby irrevocably authorized, at Mortgagee's option, to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such case or proceeding for the entire Indebtedness, at the date of the institution of such case or proceeding, and for any additional amounts which may become due and payable under any of the Loan Documents after such date.

        3.07    Application of Moneys by Mortgagee.    Any moneys collected or received by Mortgagee in connection with the enforcement of its rights or remedies following any Event of Default shall be applied, in such priority as Mortgagee may determine, to the payment of reasonable compensation, expenses and disbursements of the agents, contractors, attorneys and other representatives of Mortgagee, to the payment of all or any part of the Indebtedness or for any other purpose authorized by any of the Loan Documents or by law.

        3.08    No Waiver.

        (a)  No delay or omission of Mortgagee to insist upon strict performance of any obligations of Mortgagor under or in connection with this Mortgage or any of the other Loan Documents or to exercise any right, power or remedy available after the occurrence of any Event of Default shall waive, exhaust or impair any such obligation or any such right, power or remedy, nor shall any such delay or omission be construed to waive any such Event of Default or to constitute acquiescence therein. Notwithstanding any such delay or omission, Mortgagee thereafter shall have the right, from time to time and as often as may be deemed expedient by Mortgagee, to insist upon and enforce strict performance of any and all obligations of Mortgagor under or in connection with this Mortgage or any of the other Loan Documents. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

        (b)  No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or any other Event of Default then existing, nor shall any such waiver impair any rights, powers or remedies consequent upon any Event of Default. After the occurrence of any Event of Default (whether or not the Indebtedness shall have been declared to be due and payable immediately), Mortgagee may accept payments of amounts owing in respect of the Indebtedness, and no such acceptance shall waive any such Event of Default or result in any Indebtedness which shall have been declared to be due and payable no longer being due and payable unless the payment made by Mortgagor fully cures the outstanding defaults.

        3.09    Remedies Cumulative.    Except as otherwise provided herein, no right, power or remedy conferred upon or reserved to Mortgagee or to any receiver by any of the Loan Documents, by law or by any court, is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under any of the Loan Documents or now or hereafter existing at law, in equity or by statute.

        3.10    Purchase by Mortgagee.    Upon any foreclosure sale, Mortgagee may bid for and purchase all or any part of the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in its own absolute right without further accountability. Upon any foreclosure sale, Mortgagee may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply any portion of or all of the Indebtedness in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

        3.11    Discontinuance of Proceedings.    If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure or otherwise after the occurrence of and during the continuance of an Event of Default as claimed by Mortgagee, and if such proceedings shall have resulted in a final determination adverse to Mortgagee concluding that no Event of Default had occurred or that Mortgagee had beached its obligation of good faith and fair dealing, then Mortgagee shall be responsible for all reasonable and necessary costs and expenses incurred by Mortgagor in connection with such proceeding. In any other case, if such proceedings by Mortgagor have been discontinued or abandoned, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

        3.12    Additional Security and Guaranty.    If Mortgagee at any time holds additional security for, or any guaranty of, all or any part of the Indebtedness, Mortgagee may foreclose such security or otherwise enforce Mortgagee's rights with respect to, or realize upon, such security or such guaranty (as the case may be), at Mortgagee's option, either before or concurrently with or after a foreclosure or other enforcement of this Mortgage, without being deemed to have made an election thereby or to have accepted the benefits of such guaranty, the security of this Mortgage or such additional security (or the proceeds of such security) in full settlement of the Indebtedness and Mortgagee's rights with respect thereto. Any judgment or decree with respect to the Note or with respect to any such guaranty or security, whether rendered in the State of Connecticut or elsewhere, shall not in any manner affect the security of this Mortgage, and any deficiency or other debt represented by said judgment or decree shall, to the extent permitted by law, be secured by this Mortgage to the same extent that the Indebtedness was secured hereby prior to the rendering of such judgment.

ARTICLE FOUR—TRANSFER OR FURTHER ENCUMBRANCE OF MORTGAGED PROPERTY

        4.01    Option to Accelerate; Consent of Mortgagee.    In the event of any sale, conveyance, transfer, pledge or further encumbrance, by operation of law or otherwise, of all or any part of the Mortgaged Property, of any interest therein, or in the event of any change in the ownership or composition of Mortgagor, or any further assignment of rents from the Mortgaged Property, or any transfer of any interests in Mortgagor, the Land or the Improvements, without the prior written consent of Mortgagee, then, at Mortgagee's option, Mortgagee may declare the Indebtedness to be due and payable immediately, and upon such declaration the Indebtedness shall immediately become and be due and payable without demand or notice. Mortgagee's consent shall be within its sole and absolute discretion, and Mortgagee specifically reserves the right to condition its consent upon (by way of illustration but not by way of limitation) its approval of the financial and/or management ability of the purchaser, transferee, lessee, pledgee or assignee, upon an agreement to escalate the interest rate of the Note to Mortgagee's then current interest rate for similarly situated properties, upon the assumption of the obligations and liabilities of the Note and this Mortgage by the purchaser, transferee, lessee, pledgee or assignee, upon the receipt of guarantees of the Indebtedness satisfactory to Mortgagee and/or additional collateral satisfactory to Mortgagee and upon payment to Mortgagee of an assumption fee. Mortgagor covenants and agrees that it shall not take any of the actions, or suffer any of the events, that would be a cause for acceleration of the Indebtedness pursuant to this Section, without the prior written consent of Mortgagee.

        4.02    Subsequent Owner.    Mortgagor agrees that, in the event ownership of all or any part of the Mortgaged Property becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the other Loan Documents and the Indebtedness, without in any way vitiating or discharging Mortgagor's liability with respect thereto. No sale, conveyance, transfer, pledge, encumbrance, assignment or lease referred to in Section 4.01, and no forbearance, extension or assumption by or to any person with respect to the Indebtedness or any of the Loan Documents, shall operate to release, discharge, modify, change or affect the liability of Mortgagor either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.

ARTICLE FIVE—MISCELLANEOUS

        5.01    Binding Effect; Use of Certain Terms.    Each reference in this Mortgage to any party hereto shall include the heirs, successors and assigns of such party. All covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall run with the Land and shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not. If there is more than one Mortgagor at any time, all undertakings of Mortgagor under this Mortgage shall be deemed to be joint and several. Each reference in this Mortgage to any gender shall include any other gender, and the use of the singular shall include the plural and vice versa, unless the context requires otherwise. As used in this Mortgage, the term "person" shall mean and refer to all individuals, sole proprietorships, partnerships, joint ventures, associations, trusts, estates, business trusts, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and all similar entities and organizations.

        5.02    Assignments.    Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage. Mortgagor shall not, without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion, assign or transfer its rights under this Mortgage or any of the Loan Documents.

        5.03    Survival.    All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Note and other Loan Documents. The representations and warranties, covenants, and other obligations arising under this Mortgage shall in no way be impaired by any satisfaction or other termination of this Mortgage, any assignment or other transfer of all or any portion of this Mortgage or Mortgagee's interest in the Property (but, in such case, shall benefit both Mortgagee and any assignee or transferee), any exercise of Mortgagee's rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any part of the Property, any amendment to this Mortgage, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

        5.04    Giving of Notices.

        (a)  Any notice, report, demand, request or other instrument or communication authorized or required under this Mortgage to be given to Mortgagor or Mortgagee shall be deemed given if addressed to the party intended to receive the same, at the address of such party set forth below, (i) when delivered at such address by hand or by overnight delivery service, or (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same is actually received by such party:

Mortgagor:	Griffin Center Development IV, LLC 204 West Newberry Road Bloomfield, CT 06002
Copy to:	Thomas M. Daniells, Esq. Murtha Cullina LLP CityPlace I 185 Asylum Street Hartford, CT 06103
Mortgagee:	Webster Bank CityPlace II 185 Asylum Street Hartford, Connecticut 06103 Attention: Michael P. Thurz
Copy to:	Marshall S. Ruben, Esq. Ruben, Johnson & Morgan, P.C. CityPlace II 185 Asylum Street Hartford, Connecticut 06103

        (b)  Either party may change the address to which any such notice, report, demand, request or other instrument or communication to such party is to be delivered or mailed, by giving written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. No such notice, report, demand, request or other instrument or communication given to Mortgagor shall be invalidated or rendered ineffective due to any failure to give, or any delay in giving, a copy of such notice, report, demand, request or other instrument or communication to any party to whom such copy is to be given as provided above.

        5.05    Headings.    The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part of this Mortgage and shall not limit, expand or otherwise affect any of the terms of this Mortgage.

        5.06    Provisions Subject to Applicable Laws; Invalid Provisions To Affect No Others.    All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid or unenforceable. In the event that any of the covenants, agreements, conditions or other provisions contained in this Mortgage or in any of the other Loan Documents shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, conditions and provisions contained in this Mortgage or in any of the other Loan Documents shall be in no way affected, prejudiced or disturbed thereby.

        5.07    Changes.    Neither this Mortgage nor any of the other Loan Documents may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and then only to the extent specifically provided in such instrument. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage or any of the other Loan Documents shall to the extent permitted by applicable law be superior to the rights of the holder of any intervening lien or encumbrance. Neither the modification of this Mortgage or any of the other Loan Documents nor the release of any part of the Mortgaged Property from the lien of this Mortgage shall impair the priority of such lien.

        5.08    Waiver of Conditions.    All conditions to any agreement or obligation of Mortgagee under this Mortgage or any of the other Loan Documents (including, without limitation, any agreement or obligation to make insurance proceeds or other amounts available to Mortgagor) are solely for the benefit of Mortgagee. Any or all such conditions may be waived or relaxed at any time or times by Mortgagee. No such waiver or relaxation in any particular instance shall affect Mortgagee's discretion in dealing with any such condition in any other instance.

        5.09    No Benefit to Third Parties.    Each covenant, agreement, condition and other provision of this Mortgage and of the other Loan Documents is and at all times shall be deemed to be for the exclusive benefit of Mortgagor and Mortgagee and their respective heirs, successors and assigns. Nothing set forth in this Mortgage or in any of the other Loan Documents shall be deemed to be for the benefit of any other person (including, without limitation, the holder of any other lien or interest in all or any part of the Mortgaged Property).

        5.10    Exercise of Discretion.    Each and every decision, determination, estimate, request, consent or similar matter to be made or given by Mortgagee from time to time pursuant to or in connection with this Mortgage or any of the other Loan Documents shall be within Mortgagee's sole discretion, except to the extent expressly and specifically provided to the contrary in this Mortgage or any of the other Loan Documents.

        5.11    Representatives of Mortgagee.    All rights, powers and remedies of Mortgagee under this Mortgage or any of the other Loan Documents may be exercised by Mortgagee itself or by its duly authorized officers, employees, agents, contractors, attorneys or other representatives.

        5.12    No Release.    None of the obligations or liabilities of Mortgagor under this Mortgage or any of the other Loan Documents or in connection with the Indebtedness or the Mortgaged Property shall be released, discharged, modified or otherwise affected (except to the extent expressly provided in this Mortgage, any of the other Loan Documents or any written agreement executed by Mortgagee) by reason of: (a) any damage to, destruction of or condemnation or other taking affecting all or any part of the Mortgaged Property; (b) any restriction or prevention of or interference with any use of all or any part of the Mortgaged Property; (c) any title defect, lien or other encumbrance on all or any part of the Mortgaged Property or any eviction from all or any part of the Mortgaged Property by paramount title or otherwise; (d) any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution, insolvency or similar case or proceeding relating to Mortgagor, or any action taken with respect to this Mortgage, any of the other Loan Documents, the Indebtedness or the Mortgaged Property by any trustee, receiver or court in connection with any such case or proceeding; (e) any claim which Mortgagor has or may have against Mortgagee; (f) any default or failure by Mortgagee to perform or comply with any of the terms of this Mortgage, any of the other Loan Documents or any other agreement with Mortgagor; (g) any consent by Mortgagee to the granting of any easement on all or any part of the Mortgaged Property or to the filing of any map, plat or replat of all or any part of the Mortgaged Property; (h) any failure by Mortgagee to comply with any request of Mortgagor to foreclose this Mortgage or otherwise enforce any of Mortgagee's rights, powers or remedies under this Mortgage or any of the other Loan Documents; (i) any release of all or any part of the Mortgaged Property or any other collateral for the Indebtedness from the lien of this Mortgage or from the effect of any of the other Loan Documents or any acceptance of other or additional security for all or any part of the Indebtedness; (j) any release of any person from any liability for or in connection with all or any part of the Indebtedness; (k) any waiver or other failure by Mortgagee to exercise any right, power or remedy under this Mortgage or any of the other Loan Documents; or (l) any other occurrence whatsoever, whether similar or dissimilar to any of the foregoing occurrences, whether or not Mortgagor shall have notice or knowledge of any of the foregoing occurrences. None of the foregoing occurrences shall preclude Mortgagee from exercising any right, power or remedy available after the occurrence of any then existing or subsequent Event of Default, nor shall the lien of this Mortgage be altered by any such occurrence (except to the extent expressly provided in any instrument executed by Mortgagee).

        5.13    Governing Law.    This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Connecticut.

        5.14    Prejudgment Remedies; Waiver of Jury Trial.    MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND, TO THE EXTENT ALLOWED UNDER SECTIONS 52-278a THROUGH 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, MORTGAGOR HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH MORTGAGEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE, AND TO ANY TRIAL BY JURY IN CONNECTION WITH THIS MORTGAGE OR THE INDEBTEDNESS HEREBY SECURED.

        5.15    Limitations on Recourse.

        (a)  Subject to the qualifications set forth below, Mortgagee shall not enforce the liability and obligation of Mortgagor to perform and observe the obligations contained in the Note and this Mortgage by an action or proceeding wherein a money judgment shall be sought against Mortgagor, except that Mortgagee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mortgagee to enforce and realize upon the Note, this Mortgage, the other Loan Documents, and Mortgagor's interests in the Mortgaged Property and any other collateral given to Mortgagee pursuant to this Mortgage and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Mortgagor only to the extent of Mortgagor's interest in the Mortgaged Property and in any other collateral given to Mortgagee. Subject to the qualifications set forth below, Mortgagee, by accepting this Note, the Mortgage and the other Loan Documents, agrees that, except with respect to the Environmental Indemnification Agreement and/or that certain Indemnification Agreement of even date herewith (the "Indemnification Agreement") by Griffin Land and Nurseries, Inc. (the "Indemnitor") in favor of Mortgagee, it shall not sue for, seek or demand any deficiency judgment against Mortgagor in any such action or proceeding, under, by reason of or in connection with this Note or the Mortgage. The provisions of this Section shall not, however (A) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Mortgage or the other Loan Documents; (B) impair the right of Mortgagee to name Mortgagor as a party defendant in any action or suit for foreclosure and sale under this Mortgage; (C) affect the validity or enforceability of any indemnity made in connection with the Note, this Mortgage, or the other Loan Documents; (D) impair the right of Mortgagee to obtain the appointment of a receiver; (E) impair the enforcement of any other Loan Document; (F) impair the right of Mortgagee to bring suit with respect to fraud or misrepresentation by Mortgagor or any other person or entity in connection with the Loan, this Note, the Mortgage, or the other Loan Documents or (G) affect the validity or enforceability of the Environmental Indemnification Agreement or limit the liability or recourse of Mortgagor or any other party thereunder; or (I) affect the validity or enforceability of the Indemnification Agreement or limit the liability or recourse of Mortgagor or any other party thereunder.

        Nothing set forth in this Mortgage shall be deemed to be a waiver of any right which Mortgagee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness owing to Mortgagee in accordance with the Note and the other Loan Documents.

        Notwithstanding any other provisions in the Note, this Mortgage or the other Loan Documents, Mortgagor shall be fully liable for and shall indemnify Mortgagee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Mortgagee (including, without limitation, Mortgagee's reasonable attorneys' fees) arising out of or attributable or relating to (collectively and inclusive of (A) through (H) hereof):

          (A)  fraud, misrepresentation or criminal acts by Mortgagor or any guarantor of the Loan or their respective members, officers, directors, principals, agents, employee or affiliates in connection with the Loan;

          (B)  gross negligence or willful misconduct of Mortgagor or any guarantor of the Loan or their respective members, officers, directors, principals, agents, employees or affiliates with respect to their obligations to Mortgagee or with respect to the operation of the Mortgaged Property, or the physical waste of the Mortgaged Property;

          (C)  breach of provisions in the Mortgage concerning the Environmental Laws, and/or Hazardous Substances (as such terms are defined in the Mortgage), and any indemnification of Mortgagor therein, in the Environmental Indemnification Agreement or in any other Loan Document with respect to such Environmental Laws and/or Hazardous Substances;

          (D)  removal or disposal of any portion of the Mortgaged Property after default under this Note, the Mortgage, the Environmental Indemnification Agreement, or any other Loan Document;

          (E)  misapplication or conversion by Mortgagor or any guarantor of (1) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property; (2) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property; or (3) rents, income, accounts receivable, issues, profits, proceeds, accounts or other amounts received by Mortgagor or any guarantor (in the case of clause (3), following an Event of Default under this Note, the Mortgage or any of the other Loan Documents);

          (F)  Mortgagor's failure to pay taxes, assessments, charges for labor or materials or other charges that result in liens on any portion of the Mortgaged Property, to the extent that such taxes, assessments, or charges are due following an Event of Default under this Mortgage the Note, or any of the other Loan Documents, and rental income was available to pay such taxes, assessments or charges on a timely basis;

          (G)  any security deposits, advance deposits or retained rents and profits collected with respect to the Mortgaged Property which are not delivered to Mortgagee upon a foreclosure of the Mortgaged Property or action in lieu thereof.

        The agreement of Mortgagee not to pursue recourse liability as set forth above SHALL BE AND BECOME NULL AND VOID and shall be of no further force and effect if:

          (A)  Mortgagor files for relief or protection under any federal, state or other bankruptcy, insolvency, reorganization or other creditor-relief laws, or an involuntary filing or petition is made, under any of such laws, against Mortgagor by any of their respective creditors (other than Mortgagee) and such involuntary filing is not unconditionally dismissed or vacated within ninety (90) days; or

          (B)  any financial information concerning Mortgagor or any guarantor provided by Mortgagor or any guarantor (or their agents, employees or authorized representatives) is fraudulent in any material respect, contains any material fraudulent information or misrepresents in any material respect the financial condition of Mortgagor or any guarantor or Mortgagor fails to deliver such financial information.

Upon the occurrence of any of the foregoing events, Mortgagor shall have full recourse liability for all sums due under the Loan Documents, jointly and severally with any guarantors of repayment of such sums. Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of the Guarantor under the Guaranty Agreement or Mortgagor or any indemnitor under the Environmental Indemnification Agreement or the Indemnification Agreement.

        5.16    Transfer of Indebtedness.    Mortgagor acknowledges that Mortgagee may (i) sell or transfer interests in the Indebtedness and Loan Documents to one or more participants or special purpose entities, (ii) pledge Mortgagee's interests in the Indebtedness and the Loan Documents as security for one or more loans obtained by Mortgagee, or (iii) sell the Indebtedness evidenced by the Note and the Loan Documents to a party who may pool the Indebtedness with a number of other loans and to have the holder of such loans grant participation therein or issue one or more classes of Mortgage-Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. Mortgagor acknowledges and agrees that Mortgagee may, at any time, sell, transfer or assign the Note, this Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participation therein or issue Securities evidencing a beneficial interest in a rate or unrated public offering or private placement. In this regard, Mortgagor agrees to make available to Mortgagee all information concerning its business and operations which Mortgagee reasonably requests. Mortgagee may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Indebtedness or the Securities. Mortgagee may forward to each purchaser, transferee, assignee, Servicer, participant or investor in such securities or credit rating agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Mortgagee now has or may hereafter acquire relating to Mortgagor and the Property, whether furnished by Mortgagor or otherwise, as Mortgagee determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Indebtedness. Mortgagor shall furnish and hereby consents to Mortgagee furnishing to such Investors or such prospective Investors any and all information concerning Mortgagor and the Property as may be requested by Mortgagee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to Investors and prospective Investors. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor. Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Mortgagee's request, Mortgagor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Mortgagee may reasonably require.

        5.17.    Open-End.    Upon request of the then owner of record of the Mortgaged Property, Mortgagee may hereafter, at its option, at any time before full payment of the indebtedness, make further advancements to such owner in such amounts and at such rates of interest as Mortgagee shall determine, and every such further advance, with interest, shall be secured by this Mortgage and shall be evidenced by a note signed by Mortgagor or such owner who has assumed this Mortgage; provided, however, that the principal amount of the indebtedness secured by this Mortgage and remaining unpaid shall at no time exceed the principal sum stated above as secured or to be secured hereby, and provided, further, that the terms of repayment of such advancement shall not extend the time of repayment beyond the maturity of the original debt hereby secured.

        5.18    FLOOD INSURANCE.    If the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a "special flood hazard area" or as having specific flood hazards, Borrower shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Mortgagor and Mortgagee, for so long as this instrument shall remain in effect, flood insurance policies (including renewals thereof) which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, with such companies and in such form as Lender may require. Mortgagee may require such policies to contain an endorsement, in form satisfactory to Mortgagee, naming Mortgagee as an additional insured thereunder. Mortgagor shall pay promptly when due any and all premiums on such insurance policies and, promptly thereafter, shall deliver to Lender satisfactory evidence of such payment.

        5.19    ENVIRONMENTAL/PHYSICAL INSPECTIONS.    In the event Mortgagee, in its commercially reasonable discretion deems it necessary, Mortgagor acknowledges and agrees that Mortgagee has the right to require an environmental analysis or physical inspection of the Mortgaged Property at any time, at the Borrower's expense, upon prior written notice by the Mortgagee to the Mortgagor, during the term of the loan evidenced by the Note and secured by this Mortgage.

        NOW THEREFORE, if Mortgagor shall pay or cause to be paid the Indebtedness and if Mortgagor shall keep, perform and observe all of the covenants, agreements, conditions and provisions of this Mortgage and the other Loan Documents, then this Mortgage shall be null and void and of no further force and effect and shall be released by Mortgagee after written request by Mortgagor, otherwise to remain in full force and effect.

        IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first above written.

Signed, Sealed and Delivered	GRIFFIN CENTER DEVELOPMENT IV, LLC By: Griffin Land & Nurseries Inc., its Sole Member
/s/ IRWIN HAUSMAN Print Name: Irwin Hausman	By:	/s/ ANTHONY GALICI Name: Anthony Galici Its: Vice President
/s/ SARA A. TAYLOR Print Name: Sara A. Taylor

STATE OF CONNECTICUT ) )	ss.:	December 17, 2002
COUNTY OF HARTFORD )

        On this the 17th day of December, 2002, before me the undersigned officer, personally appeared Anthony Galici, Vice President of Griffin Land & Nurseries, Inc., sole Member of Griffin Center Development IV, LLC, a Connecticut limited liability company, signer and sealer of the foregoing instrument and acknowledged the same to be his/her free act and deed as such Vice President, and the free act and deed of said limited liability company, before me.

        IN WITNESS WHEREOF, I hereunto set my hand.

By:	/s/ IRWIN HAUSMAN Commissioner of the Superior Court /Notary Public My Commission Expires:

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  Exhibit 10.24